Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated July 1, 2013, with respect to the financial statements and supplemental schedules included in the Annual Report of  Flushing Bank, FSB 401(k) Savings Plan on Form 11-K for the year ended December 31, 2012.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of  Flushing Financial Corporation on Forms S-3 (File Nos. 333-155762 and 333-170680), and Forms S-8 (File Nos. 33-98202, 333-125358, 333-136669, 333-151185, 333-151187, 333-163010, 333-176064, and 333-188776).

/s/ GRANT THORNTON LLP
New York, New York
July 1, 2013